Exhibit 10.7

1119 Keystone Way, Suite #201, Carmel, IN 46032 317-922-0922 Tel 866-896-0246 Fax

September 01, 2021

To

Deepika Vuppalanchi

13756 Monique Dr.

Carmel, Indiana 46074

Subject: Increase in salary

Dear Deepika,

We would like to express our gratitude by awarding you a salary increase of $200,000 per annum starting from August 01, 2021.

Your accomplishments have been integral to our success, and we deeply appreciate your efforts.

We are lucky to have you as part of our team and wish to do so for years to come.

Thank you for being part of Syra Health.

Sincerely,

/s/ Sandeep Allam
Sandeep Allam
President
Syra Health

1119 Keystone Way, Suite #201, Carmel, IN 46032, Phone: 317-922-0922, Fax: 866-896-0246